EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Vermont Financial Services Corp. on Form S-4 of our report, which includes explanatory paragraphs regarding (i) our responsibility related to the Company's consolidated balance sheet as of December 31, 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flow for the year ended December 31, 1993; and (ii) the Company's change in its method of accounting for certain investments in debt and equity securities and accounting for postretirement benefits other than pensions in 1993, dated January 18, 1996, on our audit of the consolidated financial statements of Vermont Financial Services Corp. and subsidiaries as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the captions "Selected Historical Financial Data of VFSC and Subsidiaries" and "Experts."



/s/Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.


Springfield, Massachusetts
January 31, 1997